Exhibit 23.1





                         Madsen & Associates, CPA's Inc.
              Certified Public Accountants and Business Consultants
                              684 East Vine St., #3
                               Murray, Utah 84107
                            Telephone (801) 268-2632
                               Fax (801) 262-3978


May 23, 2005


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

RE: Consent to be named in the registration Statement of Meier Worldwide Intermedia, Inc. We hereby consent to the use of our report for the year ended October 31, 2004, dated February 8, 2005 in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.




/s/ Madsen & Associates, CPA's Inc.
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Madsen & Associates, CPA's Inc.